===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       MISSISSIPPI CHEMICAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

            BOARD OF DIRECTORS OF MISSISSIPPI CHEMICAL CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                  [LOGO OF MISSISSIPPI CHEMICAL APPERS HERE]
                                 P.O. BOX 388
                         YAZOO CITY, MISSISSIPPI 39194

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 10, 1998

  As a shareholder of Mississippi Chemical Corporation, a Mississippi corporation (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Shareholders of the Company to be held at the Owen Cooper Administration Building, Highway 49 East, Yazoo City, Mississippi 39194, on Tuesday, November 10, 1998, at 9:00 a.m. local time, for the following purposes:

    1. To elect four members to the Board of Directors (the "Board") to serve for three years or until their successors are duly elected and qualified.

    2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The Board has fixed the close of business on September 2, 1998, as the Record Date for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournments or postponements thereof. Election of each nominee for director requires a plurality of the votes cast.

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE DATE, EXECUTE, AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board,

                                          /s/ ROSALYN B. GLASCOE
                                          ROSALYN B. GLASCOE
                                          Corporate Secretary

Yazoo City, Mississippi
September 28, 1998

                            YOUR VOTE IS IMPORTANT.
                 PLEASE DATE, EXECUTE, AND RETURN PROMPTLY THE
                 ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                     THE BOARD OF THE COMPANY UNANIMOUSLY
                     RECOMMENDS THAT THE SHAREHOLDERS VOTE
                    FOR EACH OF THE NOMINEES FOR DIRECTOR.

                       MISSISSIPPI CHEMICAL CORPORATION

                             1998 PROXY STATEMENT

                              VOTING INFORMATION

PURPOSE

  This Proxy Statement and the accompanying proxy card are being mailed to Mississippi Chemical Corporation (the "Company") shareholders beginning September 28, 1998. The Company's Board of Directors (the "Board") is soliciting proxies to be used at the 1998 Annual Meeting of Shareholders which will be held on November 10, 1998, at the time and place stated in the Notice of Annual Meeting accompanying this Proxy Statement (the "Annual Meeting"). Proxies are solicited to give all shareholders of record an opportunity to vote on matters presented at the Annual Meeting.

RECORD DATE

  Only holders of record on September 2, 1998 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

SHARES OUTSTANDING

  There were issued and outstanding 26,999,785 shares of the Company's common stock on the Company's Record Date.

VOTING OF THE SHARES

  Each holder of the Company's common stock will be entitled to one vote, in person or by proxy, for each share standing in his or her name on the books of the Company on the Company's Record Date on any matter submitted to a vote of the Company's shareholders. The presence, in person or by proxy, of holders of record of a majority of the shares entitled to vote constitutes a quorum for action at the Annual Meeting. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for transaction of business. All shares represented by a properly executed proxy will be voted in accordance with the directions on such proxy. If no directions are given to the contrary on such proxy, the shares of the Company's common stock represented by such proxy will be voted FOR approval of all proposals addressed at the meeting. It is not anticipated that any matters will be presented at the Annual Meeting other than as set forth in the Notice of Annual Meeting. If, however, other matters are properly presented at the Annual Meeting, the proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

VOTE REQUIRED TO ELECT DIRECTOR NOMINEES

  Director nominees are required to receive a plurality of votes cast by the shares entitled to vote in order to be elected.

REVOCABILITY OF PROXIES

  A proxy for use at the Annual Meeting is enclosed with this Proxy Statement. A shareholder of the Company executing and returning a proxy may revoke it at any time prior to the voting thereof either by revoking the proxy in person at the Annual Meeting or by delivering a signed written notice of revocation to the office of the Corporate Secretary of the Company (P.O. Box 388, Yazoo City, Mississippi 39194) before the Annual Meeting begins.

SOLICITATION OF PROXIES

  The expense of soliciting proxies for the meeting, including the cost of preparing, assembling, and mailing the notice, proxy card, and Proxy Statement and the reasonable costs of brokers, nominees, and fiduciaries in supplying proxies to beneficial owners, will be paid by the Company. The solicitation will be made by the use of the mails and directly by directors, officers, and regular employees of the Company. In addition, the Company has engaged Morrow & Co., a firm specializing in solicitation of proxies, to assist in the current solicitation for an estimated fee of $5,000 plus reimbursement for their out-of-pocket expenses.

                        PROPOSAL--ELECTION OF DIRECTORS

  The Articles of Incorporation of the Company provide that its Board shall consist of not fewer than nine nor more than 15 directors, with the exact number of directors to be fixed by the Board and that the Board shall be divided into three classes, with one class being elected each year for a three-year term. The number of directors had been fixed at 13, but on July 23, 1998, the Board, upon Robert P. Dixon's announcement of his plans not to seek re-election at the Annual Meeting, voted to decrease its number to 12. Four directors are to be elected at the Annual Meeting to serve for three years or until the 2001 Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified. The persons named as proxies in the accompanying proxy card have indicated that they intend to vote for the election of the four nominees set forth hereinafter. See "Nominees for Election to Serve Until 2001."

  In the event that any of the nominees for election as director is not available to serve as a director at the time of election at the meeting, proxy cards may be voted for a substitute nominee as well as for the remaining nominees named herein. However, the Company's management has no reason to anticipate that any nominees will be unavailable.

  THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH HEREIN.

NOMINEES FOR ELECTION TO SERVE UNTIL 2001

 John W. Anderson, Age 63

  Director of the Company since 1989. Mr. Anderson is the former President and Chief Executive Officer of Alabama Farmers Cooperative, Inc. He served in that capacity from 1989 to 1995 when he retired.

 Frank R. Burnside, Jr., Age 49

  Director of the Company since 1985. For more than the past five years, Mr. Burnside has been a farm supply dealer and Vice President and Manager of Newellton Elevator Company, Inc., Newellton, Louisiana.

 Charles O. Dunn, Age 50

  Director of the Company since 1992. Mr. Dunn has been employed by the Company since 1978 and was elected President and Chief Executive Officer of the Company in April 1993. Prior to becoming President, he served in various positions within the Company, including Executive Vice President.

 George Penick, Age 50

  Director of the Company since July 1994. Mr. Penick is President of the Foundation for the Mid-South, a private philanthropic foundation, and has served in that position since 1990.

DIRECTORS CONTINUING TO SERVE UNTIL 2000

 Coley L. Bailey, Age 47

  Director of the Company since 1978 and has served as Chairman of the Board since 1988. For more than the past five years, Mr. Bailey has been engaged in farming activities in Yalobusha County, Mississippi.

 Woods E. Eastland, Age 53

  Director of the Company since July 1994. Since 1986, Mr. Eastland has been President and Chief Executive Officer of Staplcotn & Stapldiscount, a cotton marketing and financing cooperative located in Greenwood, Mississippi.

 John Sharp Howie, Age 58

  Director of the Company since 1966 and has served as Vice Chairman of the Board since 1988. For more than the past five years, Mr. Howie has been engaged in farming activities in Yazoo County, Mississippi.

 W. A. Percy II, Age 58

  Director of the Company since 1997. Previously served as Director of the Company from 1988-1994. For more than the past five years, Mr. Percy has been engaged in farming activities in Washington County, Mississippi, and other agribusiness enterprises. He is a director of ChemFirst Inc.

DIRECTORS CONTINUING TO SERVE UNTIL 1999

 Haley Barbour, Age 50

  Director of the Company since January 1997. For more than the past five years, Mr. Barbour has been a partner and attorney in the law firm Barbour, Griffith and Rogers in Washington, D.C. From 1993-1997, Mr. Barbour served as Chairman of the Republican National Committee. He is a director of SkyTel Communications, Inc., and Blount International, Inc.

 Wayne A. Thames, Age 62

  Director of the Company since 1973. For more than the past five years, Mr. Thames has been a cattleman in Evergreen, Alabama.

 W. R. Dyess, Age 59

  Director of the Company since 1991. For more than the past five years, Mr. Dyess has served as President of Dyess Farm Center, Inc., in Bardwell, Texas, and ABC Ag Center, Inc., in Corsicana, Texas.

 David M. Ratcliffe, Age 49

  Director of the Company since 1994. Mr. Ratcliffe became the Executive Vice President and Chief Financial Officer of Georgia Power, an electric utility, in 1998. From 1995 to 1998, Mr. Ratcliffe served as Senior Vice President of External Affairs of the Southern Company, an Atlanta, Georgia-based utility holding company. Mr. Ratcliffe served as President and Chief Executive Officer of Mississippi Power Company, an electric utility from 1991 to 1995.

                       BOARD OF DIRECTORS AND COMMITTEES

  The Board manages the business affairs in accordance with the Mississippi Business Corporation Act, as implemented by the Company's Articles of Incorporation and Bylaws. All of the directors are independent, nonemployee directors except Mr. Dunn, President and Chief Executive Officer of the Company. Mr. Dunn does not participate in any action of the Board that relates to executive compensation. Each director spends considerable time in preparing for and attending Board and Committee meetings. During the Company's most recent fiscal year, each director attended at least 80 percent of the meetings of the Board and of all Committees on which such director served, with the exception of Mr. Ratcliffe who attended 60 percent. The Company retained an international consulting firm, IEP Advisors, in which Mr. Barbour is an equity owner, to provide consulting services to the Company in fiscal 1998 at a fee of $10,000 per month. This arrangement is expected to remain in place throughout fiscal 1999.

BOARD COMMITTEES

  The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Executive Committee. The members of the committees as of June 30, 1998, were as follows:

  AUDIT                             COMPENSATION        CORPORATE GOVERNANCE          EXECUTIVE
---------                    -------------------------- --------------------- -------------------------
John W. Anderson, Chairman   John Sharp Howie, Chairman  W. R. Dyess, Chairman   Coley L. Bailey, Chairman
Haley Barbour                Frank R. Burnside, Jr.      Robert P. Dixon         John W. Anderson
Woods E. Eastland            David M. Ratcliffe          George Penick           Robert P. Dixon
Tom C. Parry                                             W. A. Percy II          Charles O. Dunn
Wayne Thames                                                                     John Sharp Howie

AUDIT COMMITTEE

  The Audit Committee met four times in fiscal 1998. The primary duties and responsibilities of the Audit Committee are to recommend the appointment of independent auditors and oversee the accounting and audit functions of the Company. Each member of the Audit Committee is an independent, nonemployee director.

COMPENSATION COMMITTEE

  The Compensation Committee met five times in fiscal 1998. Except when an applicable statute, regulation, or plan provision requires action by the full Board, the Compensation Committee establishes any general changes in wages, salaries, perquisites and profit sharing of nonexempt and exempt employees; amends and monitors all qualified and nonqualified benefit plans of the Company; establishes executive officers' salaries, bonuses, perquisites, stock and other plans; and recommends to the full Board compensation for directors' service to the Company. Each member of the Compensation Committee is an independent, nonemployee director.

CORPORATE GOVERNANCE COMMITTEE

  The Corporate Governance Committee met three times in fiscal 1998. Its duties and responsibilities include acting as a nominating committee for the slate of directors and officers, periodically reviewing the performance of the Board and establishing the criteria by which Board members are to be selected and evaluated. Shareholder recommendations for director nominees may be considered, but there are no established procedures for the submission of such recommendations to the Corporate Governance Committee. Each member of the Corporate Governance Committee is an independent, nonemployee director.

EXECUTIVE COMMITTEE

  The Executive Committee met two times in fiscal 1998. To the extent permitted by law and the Company's Bylaws, the Executive Committee has the authority to take all actions that the Board as a whole can take.

                            DIRECTOR'S COMPENSATION

FEES AND EXPENSES

  During fiscal 1998, all nonemployee directors except Mr. Bailey and Mr. Howie received or, absent the effect of the Deferred Compensation Plan described below and any irrevocable deferral election pursuant thereto, would have been entitled to receive an annual retainer of $20,000. In addition, each such director received a $1,000 attendance fee for each Board and Committee meeting and expenses related to such attendance.

  Mr. Bailey, as Chairman of the Board, received or, absent the effect of the Deferred Compensation Plan described below and any irrevocable deferral election pursuant thereto, would have been entitled to receive a $50,000 annual retainer. In addition, he received or was reimbursed expenses, but did not receive meeting attendance fees. Mr. Howie, as Vice Chairman of the Board, received or, absent the effect of the Deferred Compensation Plan described below and any irrevocable deferral election pursuant thereto, would have been entitled to receive an annual retainer of $30,000. In addition, he received $1,000 and expenses for each meeting attended. Mr. Dunn, as President and Chief Executive Officer, received no remuneration for serving as a director.

NONEMPLOYEE DIRECTORS' STOCK OPTIONS

  Pursuant to the 1995 Stock Option Plan for Nonemployee Directors ("Directors' Stock Plan"), each nonemployee director received an annual grant of nonqualified stock options to purchase 2,000 shares of the Company's common stock except for Mr. Bailey, Mr. Howie, and Mr. Barbour. Mr. Bailey and Mr. Howie received options to purchase 4,000 and 3,000 shares, respectively. Mr. Barbour received options to purchase 5,000 shares due to the fact that this was his initial option grant under the Directors' Stock Plan. These options become exercisable in 20 percent increments over a six-year period of time after the grant date. The exercise price for each option granted pursuant to the Directors' Stock Plan is the market price for the Company's common stock on the date of the grant, determined in accordance with the Directors' Stock Plan.

NONEMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN

  The Nonemployee Directors' Deferred Compensation Plan, approved at the 1997 Annual Meeting of Shareholders, more closely aligns nonemployee directors' interests with those of the shareholders by requiring that they place at least one-half of their annual retainer at risk in exchange for receipt of deferred compensation based on future growth in the value of the Company's common stock. In addition, each nonemployee director has the option to place the other half of his annual retainer at risk for receipt of deferred compensation based on future growth in the value of the Company's common stock. The Company has opened a "deferred stock account" in each nonemployee director's name on the Company's books. This account reflects a number of shares of "deferred stock" in the Company equal to 150 percent of the number of shares that could have been purchased at the lesser of the market price on the first day of the retainer period year (January 1) or the market price as of the July 1 immediately prior to the retainer period. Deferred stock credited to a directors' account provides no voting rights or other incidents of ownership of stock and constitutes merely a bookkeeping entry reflecting a debt owed by the Company to the nonemployee director. Each nonemployee director's account will be credited with dividends (expressed as a number of deferred shares) and adjusted to reflect stock splits, exchanges of stock in connection with a merger, and the like. All nonemployee directors irrevocably elected to defer 100 percent of their annual retainer with the exception of Mr. Bailey, who deferred 52 percent of his annual retainer.

NONEMPLOYEE DIRECTORS' RESTRICTED STOCK PURCHASE PLAN

  Because of the shareholders' approval of the Nonemployee Directors' Deferred Compensation Plan, the Nonemployee Directors' Restricted Stock Purchase Plan (the "Restricted Stock Plan") was terminated effective December 31, 1997. Under the Restricted Stock Plan, each nonemployee director received one-half of his annual retainer in shares of restricted stock and had the option to receive the other half in restricted stock. In fiscal 1998, the number of shares of restricted stock that each nonemployee director was entitled to receive was determined by dividing 125 percent of the pro rata portion of his retainer for the period between September 1, 1997, and December 31, 1997, that each nonemployee director elected to receive in restricted stock, by the fair market value of the Company's common stock based on the average of the closing price of the stock for the 20 trading days prior to September 1, 1997, which was $21.28 per share.

                  MANAGEMENT OWNERSHIP OF THE COMPANY'S STOCK

  The following table sets forth the ownership of Company shares of common stock by each director, the Named Executive Officers in the Summary Compensation Table and all directors and executive officers as a group as of June 30, 1998. The sum of the beneficial holdings and shares subject to options represents 2.6 percent of the outstanding shares of the Company's common stock.

                                  SHARES BENEFICIALLY
                                         OWNED
                                  -------------------
                                  CURRENT    SHARES   STOCK UNITS HELD
                                   DIRECT  SUBJECT TO       UNDER
              NAME                HOLDINGS OPTIONS(1) DEFERRED PLANS(2)  TOTAL
--------------------------------- -------- ---------- ----------------- -------
John W. Anderson.................   4,278     4,000         1,662         9,940
Coley L. Bailey..................   9,057     8,000         2,159        19,216
Haley Barbour(3).................     644     1,000         1,662         3,306
Frank R. Burnside, Jr.(4)........  34,043     4,000         1,662        39,705
Robert P. Dixon(5)...............   2,235     4,000         1,662         7,897
W. R. Dyess(6)...................  19,475     4,000         1,662        25,137
Woods E. Eastland................   2,807     4,000         1,662         8,469
John Sharp Howie(7)..............   8,579     5,600         2,491        16,670
George Penick....................   1,792     4,000         1,662         7,454
W. A. Percy II...................   4,181         0         1,662         5,843
David M. Ratcliffe...............     947     4,000         1,662         6,609
Wayne Thames.....................   9,651     4,000         1,662        15,313
Tom C. Parry.....................   7,793     4,000           832        12,625
Charles O. Dunn..................   8,267   158,288         2,000       168,555
C. E. McCraw.....................   1,000    79,210         1,139        81,349
Robert E. Jones..................   5,667    73,750         1,100        80,517
David W. Arnold..................   1,000    58,600             0        59,600
Timothy A. Dawson................   4,100    43,225           919        48,244
Other............................  13,207   106,495         2,040       121,742
Directors and Executive Officers
 as a Group (22 persons)......... 138,723   570,168        29,300       738,191

--------
(1) Includes shares which may be acquired within 60 days after August 31, 1998, through the exercise of stock options. Directors and officers realize value from options when exercised only to the extent that the price of the Company's common stock on the exercised date exceeds the price of the stock on the grant date. If exercised on August 31, 1998, the stock options listed in the above table would have no value since the price of the Company's common stock on that date was less than the exercise price on all of the options which could have been exercised through that date.
(2) Represents deferred stock units of the Company's common stock and accrued dividends on those units, receipt of which has been deferred under the Nonemployee Directors' Deferred Compensation Plan or the Executive Deferred Compensation Plan.
(3) Mr. Barbour is the beneficial owner of 250 shares owned by Barbour, Griffith & Rogers Profit Sharing Trust.
(4) Mr. Burnside is the beneficial owner of 28,736 shares owned by Newellton Elevator Company, Inc., and 200 shares as guardian of his minor children.
(5) Mr. Dixon is the beneficial owner of 360 shares owned by Robert P. Dixon DBA Benchmark Farms.
(6) Mr. Dyess is the beneficial owner of 16,100 shares owned by Dyess Farm Center, Inc., and 2,704 shares owned by ABC Ag Center, Inc.
(7) Mr. Howie is the beneficial owner of 1,903 shares owned by Pauline W. Howie and John Sharp Howie DBA Cedar Grove Plantation.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

  The Board has established a four-member Compensation Committee. Each member of the Committee is an independent, nonemployee director.

  The Company's Executive Compensation Program (the "Program") is designed to attract and retain qualified executives by providing a total compensation package that is competitive with compensation packages provided by comparable organizations. In addition, the Program seeks to align the interests of management with the interests of the Company's shareholders and promote the enhancement of shareholder value by encouraging its executive officers to maintain a certain level of stock ownership and providing stock-based performance compensation arrangements. Through its bonus programs, the Program also motivates management to attain preset commercial goals for the Company. The 1998 fiscal year Program and a specific discussion as to the compensation of Mr. Dunn, the President and Chief Executive Officer, are set forth below.

STOCK OWNERSHIP GUIDELINES

  In order to advance its belief that shareholder value will be enhanced by tying the interests of the Company's executive officers to those of the shareholders, the Compensation Committee established stock ownership guidelines for the executive officers which encourage or, in some circumstances, require each executive officer to own and maintain a certain amount of the Company's common stock at his own expense. The specific guideline amount applicable to each individual is dependent on his position with the Company.

BASE SALARY

  The Compensation Committee approved the individual salary levels set forth on the Summary Compensation Table for the named executive officers (collectively, the "Named Executive Officers") after (i) reviewing factors such as position and compensation levels for comparable positions in similar organizations (including companies represented in the New Custom Composite Index now shown in the Performance Graph), (ii) conducting subjective individual performance evaluations that focused upon key financial criteria, such as earnings per share, return on equity and growth in shareholder value and nonfinancial performance measures, such as customer and supplier relationships, environmental compliance, employee safety, productivity enhancements and management development, and (iii) considering the recommendations of Mr. Dunn regarding individual pay treatment for the Named Executive Officers other than himself. Mr. Dunn's evaluation was based on the same criteria plus the following additional subjective criteria: his representation of the Company to investors and financial analysts, his participation in industry and community affairs, and his relationship with the Company's employees, the Board and customers.

ANNUAL BONUSES

  In November 1997, the Company's shareholders approved the Officer and Key Employee Incentive Plan (the "Incentive Plan") effective for the Company's 1998 fiscal year. The Incentive Plan permits annual bonuses, including to the Named Executive Officers, based on an "economic value added" concept; however, no such bonuses were paid with respect to fiscal 1998. No bonuses are paid unless the Company's "Consolidated Performance" equals the Company's "Weighted Average Cost of Capital," all as defined in the Incentive Plan as "Threshold Performance." The Company achieves Superior Performance and Extraordinary Performance when its Consolidated Performance exceeds the Company's Weighted Average Cost of Capital by 8 percent and 20 percent, respectively. When the Company's Consolidated Performance equals Threshold, Superior or Extraordinary Performance, each participant receives a bonus equal to his "Threshold Bonus," "Superior Bonus," or "Extraordinary Bonus" as established by the Compensation Committee. When the Company's Consolidated Performance exceeds its Threshold Performance but is less than its Superior Performance, or exceeds its Superior Performance but is less than its Extraordinary Performance, each participant receives a bonus adjusted to reflect the extent to which the Company's Performance exceeds Threshold or Superior Performance, as the case may be. The Compensation Committee has the discretion to reduce any Bonus down to the Threshold Bonus. The President and Chief Executive Officer's Threshold Bonus is 30 percent of his base salary, his Superior Bonus is 60 percent of his base salary and his Extraordinary Bonus is 90 percent of his base salary. The four other Named Executive Officers are also included in the Incentive Plan. Their Threshold Bonuses are 15 percent; their Superior Bonuses are 30 percent; and their Extraordinary bonuses are 45 percent. Because the Company did not reach Threshold Performance during fiscal year 1998, no bonuses were paid under the Incentive Plan.

  The Named Executive Officers, along with all other Company employees, are also eligible for a profit sharing payment of up to 10 percent of their base annual salaries. This profit sharing payment is based solely on the operating results of the Company. With respect to fiscal 1998, the Named Executive Officers received a profit sharing payment equal to 4.87 percent of their annual base salaries.

EXECUTIVE DEFERRED COMPENSATION PLAN

  The Executive Deferred Compensation Plan, approved at the 1997 Annual Meeting of Shareholders, was adopted by the Compensation Committee to provide incentives for executive officers and certain key employees of the Company or its subsidiaries selected by the Compensation Committee to more closely align their interests with those of the shareholders by their risking certain payments otherwise payable to them in calendar year 1998 for deferred compensation based on future growth in the value of the Company's common stock. Participants are allowed to irrevocably elect, prior to the beginning of the calendar year, to defer some or all of any profit sharing or bonus payment due them with respect to fiscal year 1998 for a minimum period of 18 months from the date of the election. The Company has opened a "deferred stock account" in each participant's name on the books of the Company. This account will reflect a number of shares of "deferred stock" in the Company equal to 150 percent of the number of shares that could be purchased at the lesser of the market price as of the July 1 immediately prior to the calendar year in which the payment in question would otherwise have occurred or the market price on the date the deferred amount would otherwise have been paid. Deferred stock provides no voting rights or other incidents of ownership of stock and constitutes merely a bookkeeping entry reflecting a debt from the Company to the participant. Each participant's account will be credited with dividends (expressed as a number of deferred shares) and adjusted to reflect stock splits, exchanges of stock in connection with a merger, and the like. Payment, when made, will be in the form of actual Company common stock, and the number of shares received will equal the number of deferred shares then credited to a participant's deferral account. The deferred payment will not be included in a participant's income for 1998 but will be taken into income in the year distribution of the Company's stock is made from the stock deferral account. The amount taken into income will be the then market value of the Company's common stock. All Named Executive Officers except Dr. Arnold elected to defer 100 percent of the profit sharing and bonus they were entitled to receive as a result of services rendered in fiscal 1998.

STOCK INCENTIVE PLAN

  The Compensation Committee also administers the Stock Incentive Plan. The Committee evaluated the contribution of key officers and employees, including the Named Executive Officers, and based on its evaluation, options to purchase an aggregate of 170,625 shares of the Company's common stock were awarded during the fiscal year ended June 30, 1998. The specific grants made to the Named Executive Officers are set forth in the Stock Option Grants Table. Individual grants are based primarily on the grantee's level of responsibility and potential impact on the Company's consolidated performance. The exercise or purchase price applicable to all options to purchase shares granted pursuant to the Stock Incentive Plan is equal to the fair market value of such stock on the date of option grant, determined by averaging the closing price of the Company's common stock on the 20 trading days prior to the grant date.

INTERNAL REVENUE CODE SECTION 162(m) IMPLICATIONS FOR EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code generally limits the Company's federal income tax deduction for compensation paid to each of the Named Executive Officers to $1,000,000 per year. The Internal Revenue Code provides an exemption from the deduction limit for certain types of "performance based compensation." The Compensation Committee's general philosophy has been to qualify incentive compensation arrangements for the Named Executive Officers for the "performance based compensation" exemption, so as to preserve the Company's federal income tax deduction for such arrangements to the extent practicable. Specifically, the Stock Incentive Plan, the Officer and Key Employee Incentive Plan and the Executive Deferred Compensation Plan are generally intended to provide benefits that qualify as "performance based compensation" that is exempt from the $1,000,000 deduction limit. However, the Compensation Committee has not adopted a blanket policy limiting executive compensation to fully tax-deductible amounts in every case, and nondeductible payments could occur, for example, in the event of a change of control.

  None of the Named Executive Officers exceeded this limit for fiscal year 1998. It is not anticipated that any of the Named Executive Officers will exceed the limit for fiscal year 1999.

COMPENSATION COMMITTEE COMPOSITION

  The foregoing report is submitted by the members of the Compensation Committee as of June 30, 1998: John Sharp Howie, Chairman; Frank R. Burnside, Jr.; and David Ratcliffe.

                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

  The table below sets forth the compensation paid by the Company to each of the Named Executive Officers.

                          SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                      ANNUAL COMPENSATION               COMPENSATION
                         ---------------------------------------------- ------------
                                                                         SECURITIES
   NAME AND PRINCIPAL                                   OTHER ANNUAL     UNDERLYING
        POSITION         YEAR SALARY ($) BONUS(1)($) COMPENSATION(2)($)  OPTIONS(#)
------------------------ ---- ---------- ----------- ------------------ ------------
Charles O. Dunn......... 1998  424,836           0         12,026          38,000
 President and Chief     1997  362,256     155,770         10,684          37,219
  Executive Officer      1996  350,000     150,500          9,965          37,219

C. E. McCraw............ 1998  241,851           0          7,396          19,000
 Senior Vice President-- 1997  238,188      73,838          7,025          18,630
  Operations             1996  230,136      71,343          6,852          18,630

Robert E. Jones......... 1998  233,643           0          6,765          18,000
 Senior Vice President-- 1997  205,212      63,616          6,052          17,250
  Corporate              1996  198,276      49,569          5,872          17,250
 Development
David W. Arnold......... 1998  199,980       9,739          6,076          14,000
 Senior Vice President-- 1997  188,412      47,103          5,557          13,800
  Technical Group        1996  182,040      45,510          5,434          13,800

Timothy A. Dawson....... 1998  195,204           0          5,826          14,000
 Vice President--Finance 1997  176,544      44,136          5,111          12,500
  and                    1996  154,026      35,054          4,533          10,350
 Chief Financial Officer

--------
(1) Mr. Dunn, Mr. McCraw, Mr. Jones and Mr. Dawson elected to defer their 1998 profit sharing payments of $20,690; $11,778; $11,378 and $9,506, respectively, pursuant to the Executive Deferred Compensation Plan. These amounts are excluded from the table, and the amounts of deferred stock units credited to these individuals pursuant to the Executive Deferred Compensation Plan are reflected in the Share Ownership Table.
(2) Amounts represent the Company's matching contribution on the employee's salary deferral contributions under its 401(k) plan and Supplemental Benefit Plan.

STOCK OPTIONS

  The following table contains information concerning the grant of stock options to the Named Executive Officers during fiscal 1998. The Company used the Black-Scholes option pricing model to develop the theoretical values set forth under the "Grant Date Present Value" column. Each Named Executive Officer realizes value from the stock options only to the extent that the price of the Company's common stock on the exercise date exceeds the price of the stock on the grant date. Thus, there is no assurance that the value realized by the Named Executive Officers will be at or near the value estimated by the Black-Scholes model. These amounts should not be used to predict performance of the Company's common stock.

                  STOCK OPTION GRANTS DURING 1998 FISCAL YEAR

                                       INDIVIDUAL GRANTS
                         ----------------------------------------------
                            NUMBER OF
                           SECURITIES    % OF TOTAL STOCK   PURCHASE,
                           UNDERLYING     OPTIONS GRANTED  EXERCISE, OR             GRANT DATE
                         OPTIONS GRANTED   TO EMPLOYEES     BASE PRICE  EXPIRATION   "PRESENT
          NAME                 (#)       IN FISCAL YEAR(1) ($/SHARE)(2)    DATE    VALUE"(3)($)
------------------------ --------------- ----------------- ------------ ---------- ------------
Charles O. Dunn.........     38,000            22.27          21.00      07/01/07    254,264
C. E. McCraw............     19,000            11.14          21.00      07/01/07    127,132
Robert E. Jones.........     18,000            10.55          21.00      07/01/07    120,441
David W. Arnold.........     14,000             8.20          21.00      07/01/07     93,676
Timothy A. Dawson.......     14,000             8.20          21.00      07/01/07     93,676

--------
(1) Total options to purchase the Company's common stock granted during fiscal 1998 were for 170,625 shares to the Named Executive Officers and all other employees. All options granted are exercisable within six months from the date of their grant and must be exercised within a definitive period of time. No stock appreciation rights were granted in fiscal 1998. All options vest immediately in the event of a change of control as defined in the Stock Incentive Plan.
(2) Determined by the average closing price of the Company's common stock on the 20 trading days prior to the grant date.
(3) The model assumptions include (a) an option term of six years, (b) a risk-free rate of return of 5.47 percent, (c) a 33 percent volatility, and (d) an expected dividend yield of 1.99 percent. If exercised on August 31, 1998, the stock options granted in fiscal 1998 would have no value since the market value of the Company's common stock as of that date was less than the exercise price of $21 per share.

OPTIONS EXERCISES AND HOLDINGS

  The following table sets forth information relating to the exercise of options during fiscal 1998 by the Named Executive Officers and unexercised options held by the Named Executive Officers as of June 30, 1998:

              AGGREGATED OPTION EXERCISES IN 1998 FISCAL YEAR AND
                 FISCAL YEAR ENDED JUNE 30, 1998, VALUE TABLE

                                                  NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED     IN-THE-MONEY STOCK OPTIONS
                           SHARES              OPTIONS AT FY-END 06/30/98       AT FY-END 06/30/98
                          ACQUIRED    VALUE               (#)                          ($)
                         ON EXERCISE REALIZED ---------------------------- ----------------------------
          NAME               (#)       ($)    EXERCISABLE(1) UNEXERCISABLE EXERCISABLE(1) UNEXERCISABLE
------------------------ ----------- -------- -------------- ------------- -------------- -------------
Charles O. Dunn.........       0         0       158,288            0          66,024            0
C. E. McCraw............       0         0        79,210            0          33,048            0
Robert E. Jones.........       0         0        73,750            0          30,600            0
David W. Arnold.........       0         0        58,600            0          24,480            0
Timothy A. Dawson.......       0         0        43,225            0           9,180            0

--------
(1) Exercisable numbers are the number of options that could have been exercised as of June 30, 1998.

PENSION AND OTHER RETIREMENT BENEFITS

  The following table sets forth the estimated single-life annual pension annuity benefit provided to eligible participants under the Mississippi Chemical Corporation Retirement Plan and the Mississippi Chemical Corporation Supplemental Benefit Plan combined, based on the specified levels of pay and years of credited service. The Supplemental Benefit Plan provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on the Company's qualified defined benefit ("Retirement Plan") and defined contribution ("401(k) Plan") plans. Listed benefits are not subject to deductions for social security or other offset amounts.

                              RETIREMENT PROGRAM

PENSION PLAN

                              PENSION PLAN TABLE
                                 (IN DOLLARS)

                                     YEARS OF SERVICE
                  -----------------------------------------------------------------------
REMUNERATION        15              20              25              30              35
------------      -------         -------         -------         -------         -------
   25,000           4,688           6,250           7,813           9,375          10,938
   50,000           9,375          12,500          15,625          18,750          21,875
  100,000          23,858          31,000          38,075          45,285          52,833
  150,000          38,858          51,000          63,075          75,285          87,833
  200,000          53,858          71,000          88,075         105,285         122,833
  250,000          68,858          91,000         113,075         135,285         157,833
  300,000          83,858         111,000         138,075         165,285         192,833
  350,000          98,858         131,000         163,075         195,285         227,833
  400,000         113,858         151,000         188,075         225,285         262,833
  450,000         128,858         171,000         213,075         255,285         297,833
  500,000         143,858         191,000         238,075         285,285         332,833

  Pension benefits are based on the average earnings over the five-year period of time preceding retirement and do not include bonus, overtime or shift differentials. The table below shows the average earnings of the Named Executive Officers for the last five fiscal years. In addition, the table includes the number of years of credited service obtained by the Named Executive Officers as of the end of fiscal 1998.

                                                               AVERAGE  YEARS OF
                                NAME                           EARNINGS SERVICE
                                ----                           -------- --------
      Charles O. Dunn......................................... $345,422    19
      C. E. McCraw............................................ $227,724    24
      Robert E. Jones......................................... $197,434    23
      David W. Arnold......................................... $182,926    31
      Timothy A. Dawson....................................... $150,850    16

SEVERANCE AGREEMENTS

  The Compensation Committee has approved the entering of severance agreements between the Company and all five of the Named Executive Officers. Each of the agreements with the Named Executive Officers provides certain additional compensation in the event of termination of the executive's employment in connection with a change of control (as defined in the agreements) of the Company. Payments are triggered under each agreement if the executive is terminated by the Company within three years following a change of control "without cause" (as defined in the agreement); if the executive terminates employment for "good reason" (as defined) within three years following a change of control, or if the executive terminates employment with the

Company for any reason within 90 days of a change of control. The benefits paid generally include an amount equal to the executive's annual base salary; a pro rata portion of the executive's target bonus ("Superior Bonus" as defined in the Officer and Key Employee Incentive Plan) for the current fiscal year; a cash payment equal to 36 or more months of medical plan premiums; and continuation of, and payment of premiums for, certain welfare benefits. If the executive executes a liability release in favor of the Company, he will be entitled to benefits equal to another two times his base salary. Total benefits contingent on termination of employment in connection with a change of control (including special change of control benefits under the Supplemental Benefit Plan and Stock Incentive Plan) are generally limited so that the Company will not pay any "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code unless the amounts that would be reduced to avoid any such excess parachute payment are more than the additional taxes (including the excise tax under Internal Revenue Code Section
4999) that would be due if such amounts were paid to the executive.

PERFORMANCE GRAPH


                       [PERFORMANCE GRAPH APPEARS HERE]

                                      AUG-94 DEC-94 JUN-95 JUN-96 JUN-97 JUN-98
                                      ------ ------ ------ ------ ------ ------
Mississippi Chemical Corporation.....  $100   $109   $126   $129   $136   $110
S&P 600(R)...........................  $100   $ 97   $111   $140   $171   $204
New Custom Composite Index (6
 Stocks).............................  $100   $102   $120   $146   $153   $133
Old Custom Composite Index (9
 Stocks).............................  $100   $102   $139   $175   $174   $157

  The 6-Stock New Custom Composite Index consists of Agrium Inc., IMC Global Inc., Norsk Hydro AS-ADR, Phosphate Resource Partners, Potash Corporation of Saskatchewan and Terra Industries Inc.

  The 9-Stock Old Custom Composite Index consists of Arcadian Partners L.P.- Pfd. (through 8/9/95), Agrium Inc. (beginning 5/31/95), ChemFirst Inc. (through 12/23/96), IMC Global Inc., Potash Corporation of

Saskatchewan Inc., Terra Industries Inc., Phosphate Resource Partners, L.P. (f/k/a Freeport-McMoRan Resource Partners), Vigoro Corporation (through 2/29/96), and Arcadian Corporation (beginning 8/9/95 through 2/28/97).

  Arcadian Partners L.P.-Pfd., Arcadian Corporation and Vigoro Corporation were eliminated from the New Custom Composite Index due to their consolidations with certain existing members of the New Custom Composite Index. ChemFirst Inc., is no longer included due to its sale of all fertilizer-related assets to the Company on December 23, 1996.

                              GENERAL INFORMATION

SHAREHOLDER PROPOSALS

  Any proposals that shareholders of the Company desire to have presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than July 1, 1999, for inclusion in the Company's 1999 proxy materials.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Exchange Act requires all executive officers and directors to report any changes in their ownership of the Company's common stock to the Securities and Exchange Commission and the Company. Based solely upon a review of these reports, the Company believes that during fiscal 1998 its executive officers and directors complied with all Section 16 filing requirements, except in one instance. Mr. Barbour filed an Initial Statement of Beneficial Ownership of Securities on Form 3 late. However, such filing was made during fiscal 1998.

INDEPENDENT AUDITORS

  Upon the recommendation of the Audit Committee, Arthur Andersen LLP, independent certified public accountants, has been selected by the Board as the Company's independent auditor for the fiscal year 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  PROXY                                                                   PROXY
                       MISSISSIPPI CHEMICAL CORPORATION
               ANNUAL MEETING OF SHAREHOLDERS--NOVEMBER 10, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned shareholder of Mississippi Chemical Corporation hereby appoints Coley L. Bailey and Charles O. Dunn, and each of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Shareholders to be held at the Owen Cooper Administration Building, Highway 49 East, Yazoo City, Mississippi, at 9:00 a.m. (local time) on Tuesday, November 10, 1998, and at any adjournments thereof, in the name of the undersigned and with the same force and effect as the undersigned could do if personally present, upon the matters set forth below as indicated.

  NOMINEES FOR ELECTION TO SERVE AS DIRECTORS UNTIL 2001: John W. Anderson, Frank R. Burnside, Jr., Charles O. Dunn and George Penick.

  SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any ovals.

 PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.

                                  (Continued and to be signed on reserve side.)
                             FOLD AND DETACH HERE

                  MISSISSIPPI CHEMICAL CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   0


1. Election of Directors (see reverse)

--------------------------------------------------------------------------------
                       (Except Nominee(s) written above)




                                      For
                                       0

                                    Withhold
                                       0

                                      All
                                     Except
                                       0

2. In their discretion, to act on any other matters which may properly come before the meeting and any adjournments or postponements thereof.

                                      For
                                       0

                                    Against
                                       0

                                    Abstain
                                       0

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" ALL NOMINEES AS DIRECTORS.


Dated: ___________________________________________________________________, 1998

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        (Signature(s) of Shareholder(s))
(Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your full title.)